UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 5, 2026
 RenaissanceRe Holdings Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-14428	98-0141974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Renaissance House, 12 Crow Lane, Pembroke, Bermuda         HM 19
(Address of Principal Executive Office)         (Zip Code)
(441) 295-4513
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report).
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, Par Value $1.00 per share	RNR	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a Series F 5.750% Preference Share, Par Value $1.00 per share	RNR PRF	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a Series G 4.20% Preference Share, Par Value $1.00 per share	RNR PRG	New York Stock Exchange

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

RenaissanceRe Holdings Ltd. 2026 Long-Term Incentive Plan

At the 2026 Annual General Meeting of Shareholders of RenaissanceRe Holdings Ltd. (the “Company”) held on May 5, 2026 (the “Annual Meeting”), the Company’s shareholders approved the RenaissanceRe Holdings Ltd. 2026 Long-Term Incentive Plan (the “LTIP”). The LTIP replaces the RenaissanceRe First Amended and Restated 2016 Long-Term Incentive Plan (the “Prior Plan”). The following paragraphs provide a summary of certain terms of the LTIP.

Consistent with the Prior Plan, the purpose of the LTIP is to assist the Company in attracting, retaining, motivating, and rewarding certain employees, officers, directors, and consultants of the Company and its affiliates and promoting the creation of long-term value for shareholders of the Company by closely aligning the interests of such individuals with those of such shareholders.

Under the LTIP, the Company may grant options, restricted stock, restricted stock units, stock appreciation rights, performance awards, and other stock-based awards. Subject to the terms and conditions of the LTIP, the number of common shares of the Company authorized for grant is 1,250,000 shares plus the number of shares that remained available for future grant under the Prior Plan as of the effectiveness of the LTIP. The LTIP’s share limit will be reduced by the aggregate number of common shares of the Company which become subject to outstanding awards.

The foregoing description of the LTIP does not purport to be complete and is qualified in its entirety by reference to the complete text of the LTIP, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

The 2026 Annual General Meeting of Shareholders of the Company was held on Tuesday, May 5, 2026 in Pembroke, Bermuda. As of March 5, 2026, the record date for the Annual Meeting, there were 43,153,808 common shares, par value $1.00 per share, outstanding and entitled to vote. A quorum of 40,162,748 common shares, representing 93.06% of the shares entitled to vote, was present or represented at the Annual Meeting.

The final results of the votes regarding the proposals described in the Proxy Statement are as follows:

1. Shareholders elected each of the Company’s four nominees for Class I director to serve until the Company’s 2029 Annual General Meeting of Shareholders, or in each case until their earlier resignation or removal, as set forth below:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
James L. Gibbons	34,398,054	4,005,559	23,812	1,735,323
Shyam Gidumal	36,300,904	2,102,244	24,277	1,735,323
Stephen C. Hooley	37,067,648	1,335,998	23,779	1,735,323
Torsten Jeworrek	36,662,152	1,741,496	23,777	1,735,323

2. Shareholders approved an advisory vote on the compensation of the Company’s named executive officers as set forth in the Proxy Statement as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
37,045,795	1,353,449	28,181	1,735,323

3. Shareholders approved the RenaissanceRe Holdings Ltd. 2026 Long-Incentive Plan, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
28,846,544	9,490,927	89,954	1,735,323

4. Shareholders approved the appointment of PricewaterhouseCoopers Ltd. as the Company’s independent registered public accounting firm for the 2026 fiscal year and referred the determination of PricewaterhouseCoopers Ltd.’s remuneration to the Board of Directors of the Company, as set forth below:

Votes For	Votes Against	Abstentions
40,132,329	2,946	27,473

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit #    Description
10.1         RenaissanceRe Holdings Ltd. 2026 Long-Term Incentive Plan. (1)

(1) Incorporated by reference to Appendix B to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 18, 2026.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENAISSANCERE HOLDINGS LTD.

Date:	By:	/s/ Shannon L. Bender
May 6, 2026		Shannon L. Bender
Executive Vice President, Group General Counsel and Corporate Secretary